UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2007

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425
(Address of principal executive offices)        (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

       No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On September 7, 2007, Ceridian Corporation (“Ceridian”) entered into an Agreement (the “Settlement Agreement”) with Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. (together, “Pershing Square”) concerning the election of directors to the Ceridian Board of Directors and related matters. Pursuant to the Settlement Agreement:

Ø Pershing Square has agreed to terminate its proxy solicitation and to withdraw its nominees for election by the stockholders at Ceridian’s 2007 annual meeting of stockholders to be held on
September 12, 2007 and to vote in favor of (1) the Ceridian Board of Directors’ nominees – L.
White Matthews, III, Kathryn V. Marinello, Ronald T. LeMay, George R. Lewis, Richard
Szafranski, William L. Trubeck and Alan F. White and (2) the agreement and plan of merger, dated May 30, 2007, as amended on July 30, 2007, by and among Ceridian, Foundation
Holdings, Inc. and Foundation Merger Sub, Inc. (the “Merger Agreement”); and

Ø Ceridian has agreed that:

o	immediately following the annual meeting, the size of the Ceridian Board of Directors will be increased to eleven, and three of Pershing Square’s current nominees – John D.
Barfitt, Robert J. Levenson and Gregory A. Pratt – as well as Paul C. Hilal of Pershing
Square (together the “Designated Directors”), will be appointed to the board;

o	consistent with its previous announcement, in the event the Merger Agreement is terminated, Ceridian will hold its 2008 annual meeting of stockholders or a special meeting of stockholders as soon as possible and in any event within 90 calendar days after the termination of the Merger Agreement, to vote on the election of the entire board of directors of Ceridian; and

o	in the event the Merger Agreement is terminated, during the period between the time of termination of the Merger Agreement and the election and qualification of directors following the next meeting of Ceridian stockholders at which directors are elected,
Ceridian will not take certain actions without the approval of a majority of the Ceridian
Board that includes the approval of two of the Designated Directors.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Pershing Squares owns in the aggregate 21,432,734 shares, representing approximately 14.87%, of Ceridian’s common stock.

Item 8.01.       Other Events.

On September 8, 2007, Ceridian issued a press release announcing the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with its 2007 annual meeting of stockholders, Ceridian has filed a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY

CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor for the 2007 annual meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 annual meeting. Information regarding the officers and directors of Ceridian and potential participants in the solicitation is included in Ceridian’s definitive proxy statement filed with the SEC on July 31, 2007, its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Agreement, dated September 7, 2007, by and among Pershing Square, L.P., Pershing
Square II, L.P. and Pershing Square International, Ltd. and Ceridian Corporation.

99.1	Press Release, entitled “Ceridian Corporation and Pershing Square Capital
Management Resolve Proxy Contest,” dated September 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Dated: September 10, 2007